Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 105 to the Registration Statement on Form N-1A of Fidelity Fixed-Income Trust: Fidelity U.S. Bond Index Fund of our report dated November 6, 2007, Fidelity Investment Grade Bond Fund of our report dated November 2, 2007 and Fidelity Short-Term Bond Fund of our report dated October 30, 2007 on the financial statements and financial highlights included in the August 31, 2007 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

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/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
November 16, 2007